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                                                                      EXHIBIT 99

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of W. R. Berkley Corporation Profit Sharing Plan (the "Plan") on Form 11-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Joseph M. Pennachio, W. R. Berkley Corporation's Vice President of Human Resources, and Eugene G. Ballard, W. R. Berkley Corporation's Senior Vice President, Chief Financial Officer and Treasurer, certify, pursuant to 18
U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

       (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

/s/ Joseph M. Pennachio
Joseph M. Pennachio
Vice President, Human Resources, W. R. Berkley Corporation


/s/ Eugene G. Ballard
Eugene G. Ballard
Senior Vice President, Chief Financial Officer and Treasurer,
W. R. Berkley Corporation

June 27, 2003


A signed original of this written statement required by Section 906 has been provided to W. R. Berkley Corporation (the "Company") and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.